UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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QCR Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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March 28, 2011
Dear Fellow Stockholder:
On behalf of the board of directors and management of QCR Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders of QCR Holdings, Inc., to be held at 10:00 a.m. on May 4, 2011, at the Quad Cities Waterfront Convention Center located at 2021 State Street, Bettendorf, Iowa. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2010 Annual Report to Stockholders for your review. At the meeting, we will report on our operations and the outlook for the year ahead.
The annual meeting will be held for the purpose of electing four persons to serve as Class III directors, approving a non-binding advisory proposal on compensation of certain executive officers, approving an amendment to the 2005 Deferred Income Plan to increase the maximum number of shares that may be delivered to the participants under the plan, and ratifying the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011.
We recommend that you vote your shares for the director nominees and for all of the other proposals presented at the annual meeting.
We encourage you to attend the meeting in person. Regardless of whether you plan to attend the meeting, please COMPLETE, DATE, SIGN and RETURN THE ENCLOSED PROXY CARD in the enclosed envelope or vote by telephone or internet by following the preprinted instructions on the enclosed proxy card. This will assure that your shares are represented at the meeting.
We look forward to seeing you and visiting with you at the meeting.
Very truly yours,

James J. Brownson	Douglas M. Hultquist
Chairman of the Board	President and Chief Executive Officer
PARENT COMPANY OF: QUAD CITY BANK & TRUST CEDAR RAPIDS BANK & TRUST ROCKFORD BANK & TRUST m2 LEASE FUNDS

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2011
To the stockholders of QCR Holdings, Inc.:
The annual meeting of stockholders of QCR Holdings, Inc., a Delaware corporation, will be held at the Quad Cities Waterfront Convention Center located at 2021 State Street, Bettendorf, Iowa on Wednesday, May 4, 2011, at 10:00 a.m., local time, for the following purposes:
1.	to elect four Class III directors until the regular annual meeting of stockholders in 2014 and until their successors are elected and have qualified;

2.	to approve a non-binding, advisory proposal on the compensation of certain executive officers;

3.	to approve an amendment to the 2005 Deferred Income Plan to increase the maximum number of shares that may be delivered to the participants under the plan;

4.	to approve and ratify the appointment of McGladrey & Pullen, LLP as QCR Holdings’ independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.
The board of directors has fixed the close of business on March 9, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve any of the proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
By order of the Board of Directors

Cathie S. Whiteside
Executive Vice President,
Corporate Strategy and Branding
Secretary
Moline, Illinois
March 28, 2011
PARENT COMPANY OF: QUAD CITY BANK & TRUST CEDAR RAPIDS BANK & TRUST ROCKFORD BANK & TRUST m2 LEASE FUNDS

PROXY STATEMENT
QCR Holdings, Inc., a Delaware corporation, is the holding company for Quad City Bank and Trust Company, Cedar Rapids Bank and Trust Company, and Rockford Bank and Trust Company. Quad City Bank & Trust is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois. Quad City Bank & Trust owns 80% of the equity interests of m2 Lease Funds, LLC, a Wisconsin limited liability company based in Milwaukee that is engaged in the business of leasing machinery and equipment to businesses under direct financing lease contracts. Cedar Rapids Bank & Trust is an Iowa banking association located in Cedar Rapids, Iowa. Rockford Bank & Trust is an Illinois state bank located in Rockford, Illinois. QCR Holdings also owns all of the common stock of five business trust subsidiaries that were created to issue trust preferred securities. When we refer to our “banking subsidiaries” in this proxy statement, we are collectively referring to Quad City Bank & Trust, Cedar Rapids Bank & Trust, and Rockford Bank & Trust. When we refer to our “subsidiaries” in this proxy statement, we are collectively referring to our banking subsidiaries, as well as our business trusts.
This proxy statement is furnished in connection with the solicitation by the board of directors of QCR Holdings of proxies to be voted at the annual meeting of stockholders to be held at the Quad Cities Waterfront Convention Center located at 2021 State Street, Bettendorf, Iowa, on May 4, 2011, at 10:00 a.m., local time, and at any adjournments or postponements of the meeting. We have enclosed a copy of our 2010 Annual Report, which includes consolidated financial statements of QCR Holdings and our subsidiaries. This proxy statement and related materials are first being mailed to stockholders of QCR Holdings on or about March 28, 2011.
The following is information regarding the meeting and the voting process, and is presented in a question and answer format.
Why am I receiving this proxy statement and proxy card?
You are receiving a proxy statement and proxy card from us because on March 9, 2011, the record date for the annual meeting, you owned shares of QCR Holdings common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.
When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.
If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.
What matters will be voted on at the meeting?
You are being asked to vote on:
•	election of four Class III directors for a term expiring in 2014;

•	approval of a non-binding advisory proposal on compensation of certain executive officers;

•	approval of an amendment to the 2005 Deferred Income Plan to increase the maximum number of shares that may be delivered to the participants under the plan; and

•	approval and ratification of the selection of independent registered public accountants.

These matters are more fully described in this proxy statement.
If I am the record holder of my shares, how do I vote?
You may vote by mail, by telephone, by internet or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.
If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement and “for” each of the other proposals described in this proxy statement.
Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs.
You may vote by telephone by calling the toll-free number specified on your proxy card or by accessing the internet website specified on your proxy card and by following the preprinted instructions on the proxy card. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Votes submitted by telephone or internet must be received by midnight CDT on Monday, May 2, 2011. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.
If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or in what is usually referred to as “street name”), you will need to arrange to obtain a legal proxy from that person or entity in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.
If I hold shares in the name of a broker or fiduciary, who votes my shares?
If you received this proxy statement from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct. Please complete, execute and return the proxy card in the envelope provided by your broker.
Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the ratification of the engagement of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election of directors, the approval of an amendment to the 2005 Deferred Income Plan and the approval of a non-binding, advisory proposal on executive compensation are all non-routine matters, and consequently, your broker or fiduciary will not have discretionary authority to vote your shares on these matters. If your broker or fiduciary does not receive instructions from you on how to vote on these matters, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.
We therefore encourage you to provide directions to your broker or fiduciary as to how you want your shares voted on all matters to be brought before the 2011 annual meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions on their enclosed voting form. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy either on the internet or the enclosed proxy card. Requesting a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.
What does it mean if I receive more than one proxy card?
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return ALL proxy forms to ensure that all your shares are voted. If you received more than one proxy card but only one copy of the proxy statement and annual and transitional reports, you may request additional copies from us at any time.
What if I change my mind after I return my proxy?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•	signing another proxy with a later date and returning that proxy to us;

•	timely submitting another proxy via the telephone or internet;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.
If you hold your shares in the name of your broker or through a fiduciary and desire to revoke your proxy, you will need to contact that person or entity to revoke your proxy.
How many votes do we need to hold the annual meeting?
A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.
Shares are counted as present at the meeting if the stockholder either:
•	is present in person at the meeting; or

•	has properly submitted a signed proxy card or other proxy.
On March 9, 2011, the record date, there were 4,705,666 shares of common stock outstanding. Therefore, at least 2,352,834 shares need to be present in person or by proxy at the annual meeting in order to hold the meeting and conduct business.
What happens if a nominee is unable to stand for election?
The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than the number of nominees presented for election at the meeting. The board has no reason to believe any nominee will be unable to stand for election.
What options do I have in voting on each of the proposals?
You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on each of the proposals described in this proxy statement and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?
Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.
How many votes are needed for each proposal?
Our directors are elected by a plurality and the four individuals receiving the highest number of votes cast “for” their election will be elected as Class III directors of QCR Holdings. A “withhold authority to vote for” will have the same effect as a vote against the election of a particular director.
Approval of the proposal on executive compensation, the amendment to the 2005 Deferred Income Plan, the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm, and all other proposals, must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will have the effect of voting against these proposals. Broker non-votes are not considered to be entitled to vote and will not have any effect on the voting of these matters. Because the vote on the resolution regarding executive compensation is advisory, it will not be binding upon the board of directors.
Also, please remember that the election of directors, the amendment to the 2005 Deferred Income Plan and the proposal on executive compensation are each considered to be a non-routine matter. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.
Where do I find the voting results of the meeting?
If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file within four business days after the annual meeting.
Who bears the cost of soliciting proxies?
We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of QCR Holdings or of our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 4, 2011.
Our proxy statement for the annual meeting of stockholders to be held on May 4, 2011, other proxy materials, and our annual report to stockholders for the fiscal year 2010 is available online at http://www.snl.com/irweblinkx/docs.aspx?iid=1024092.

ELECTION OF DIRECTORS
Our directors are divided into three classes having staggered terms of three years. Stockholders will be entitled to elect four Class III directors for a term expiring in 2014. The board has considered and nominated current directors John K. Lawson, Ronald G. Peterson, John D. Whitcher and Marie Z. Ziegler to serve as Class III directors of QCR Holdings.
We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years.
Directors are elected by a plurality and the four individuals receiving the highest number of votes cast for their election will be elected as Class III directors. Our board of directors unanimously recommends that you vote your shares “FOR” all of the nominees for directors.

	Director
Name – (Age)	Since	Positions with QCR Holdings and subsidiaries
NOMINEES
CLASS III (Term Expires 2014)
John K. Lawson — (Age 71)	2000	Director of QCR Holdings; Director of Quad City Bank & Trust

Ronald G. Peterson — (Age 67)	1993	Director of QCR Holdings; Director of Quad City Bank & Trust

John D. Whitcher — (Age 56)	2008	Director of QCR Holdings; Chairman of the Board and Director of Rockford Bank & Trust

Marie Z. Ziegler — (Age 53)	2008	Director of QCR Holdings; Director of Quad City Bank & Trust

	Director
Name – (Age)	Since	Positions with QCR Holdings and subsidiaries
CONTINUING DIRECTORS
CLASS I (Term Expires 2012)
James J. Brownson — (Age 65)	1997	Chairman of the Board and Director of QCR Holdings; Director of Quad City Bank & Trust

Todd A. Gipple — (Age 47)	2009	Director of QCR Holdings; Executive Vice President, Chief Operating Officer, and Chief Financial Officer of QCR Holdings; Director of Quad City Bank & Trust; Director of Cedar Rapids Bank & Trust; Director of Rockford Bank & Trust

John A. Rife — (Age 68)	2006	Director of QCR Holdings

Donna J. Sorensen — (Age 61)	2009	Director of QCR Holdings; Director of Cedar Rapids Bank & Trust

CLASS II (Term Expires 2013)
Patrick S. Baird — (Age 57)	2010	Director of QCR Holdings; Director of Cedar Rapids Bank & Trust

Larry J. Helling — (Age 55)	2001	Director of QCR Holdings; President, Chief Executive Officer and Director of Cedar Rapids Bank & Trust; Director of Quad City Bank & Trust; Director of m2 Lease Funds

Douglas M. Hultquist — (Age 55)	1993	President, Chief Executive Officer and Director of QCR Holdings; Director of Quad City Bank & Trust; Director of Rockford Bank & Trust; Director of m2 Lease Funds

Mark C. Kilmer — (Age 52)	2004	Director of QCR Holdings; Chairman of the Board and Director of Quad City Bank & Trust

Charles M. Peters — (Age 57)	2007	Director of QCR Holdings; Chairman of the Board and Director of Cedar Rapids Bank & Trust
All of our continuing directors and nominees will hold office for the terms indicated, or until their earlier death, resignation, removal, disqualification, or ineligibility due to exceeding age eligibility requirements (a person who has reached age 72 before the date of the annual meeting is not eligible for election to the board) and until their respective successors are duly elected and qualified. All of our executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. Mr. Rife and Mr. Hultquist are directors of United Fire & Casualty Company, a company with securities registered under the Securities Exchange Act. No other nominee or director has been a director of another company with securities registered under the Securities Exchange Act within the past five years.

The business experience of each of the nominees and continuing directors for the past five years, as well as their qualifications to serve on the board, are as follows:
Patrick S. Baird is the retired President and Chief Executive Officer of AEGON USA, LLC, the U.S. subsidiary of the AEGON Insurance Group, a leading multinational insurance organization. Mr. Baird joined the AEGON USA companies in 1976. He was appointed to that position in March 2002, having previously served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Chief Tax Officer. He is a graduate of the University of Iowa, and is a Certified Public Accountant. Mr. Baird currently serves on the boards of Kirkwood Community College Foundation and Waypoint (formerly YWCA). He was named Chairman of the Economic Planning and Redevelopment Corporation, a non-profit entity dedicated to the flood recovery of the greater Cedar Rapids community, and was appointed by the Governor of the State of Iowa to the Ijobs Commission as Vice Chairman. Mr. Baird is a founding board member and Treasurer of the Zach Johnson Foundation. Mr. Baird has been a director of Cedar Rapids Bank & Trust since its formation in 2001. We consider Mr. Baird to be a qualified candidate for service on the board and on the committees he is a member of due to his experience as the President and Chief Executive Officer of a successful insurance company in Cedar Rapids, Iowa, one of our market areas, and his knowledge of the business community in this area.
James J. Brownson is President of W.E. Brownson Co., a manufacturers’ representative agency located in Davenport, Iowa involved in the sale of custom engineered products to OEM manufacturers in the Midwest, and has been in that position since 1978. Mr. Brownson is a graduate of St. Ambrose University, Davenport, Iowa and the Graduate School of Banking, University of Wisconsin, Madison, Wisconsin. He began his career in 1967 as a member of the audit staff at Arthur Young & Co., in Chicago, Illinois. From 1969 until 1978, Mr. Brownson was employed by Davenport Bank and Trust Company, where he left as Senior Vice President and Cashier. He is a past member of the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and Dayton Rogers Manufacturing Co., Minneapolis, Minnesota. Mr. Brownson has been a featured speaker at Bank Director Magazine conferences on “Compensation Committee Challenges & Solutions” and also “The Board’s Responsibility for Planning.” Mr. Brownson has served on the board of directors of the United Way of the Quad Cities, Junior Achievement of the Quad Cities, St. Ambrose University Alumni Association and United Cerebral Palsy of the Quad Cities. Mr. Brownson has been a director of Quad City Bank & Trust since its formation in October 1993. We consider Mr. Brownson to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President of a successful manufacturer’s representative business in Davenport, Iowa, one of our market areas, his prior experience in banking and public accounting, his educational background in banking, his participation in numerous national banking conferences, and his knowledge of the business community throughout the Midwest.
Todd A. Gipple is a Certified Public Accountant and began his career with KPMG Peat Marwick in 1985. In 1991, McGladrey & Pullen acquired the Quad Cities practice of KPMG. Mr. Gipple was named Tax Partner with McGladrey & Pullen in 1994 and served as the Tax Partner-in-Charge of the firm’s Mississippi Valley Practice and as one of five Regional Tax Coordinators for the national firm. He specialized in Financial Institutions Taxation and Mergers and Acquisitions throughout his 14-year career in Public Accounting. He joined QCR Holdings in January of 2000, and currently serves as Executive Vice President, Chief Operating Officer and Chief Financial Officer. He also serves as a Director of Quad City Bank & Trust, Cedar Rapids Bank & Trust, and Rockford Bank & Trust. Mr. Gipple previously served on the board of directors and the Executive Committee of the Davenport Chamber of Commerce, United Way of the Quad Cities and the Scott County Beautification Foundation, and was a member of the original Governing Body for the Quad City’s Success by 6 Initiative. Mr. Gipple currently serves on the Audit Committees for the United Way of the Quad Cities and for the Community Foundation of the Great River Bend. He is also Chairman of the board of directors of Skip-a-Long Child Development Centers, and is a member of the American Institute of CPAs and the Iowa Society of CPAs. We consider Mr. Gipple to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the Chief Financial Officer and Chief Operating Officer of QCR Holdings and his prior experience as a tax partner in public accounting.

Larry J. Helling was previously the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region. Prior to his six years with Firstar, Mr. Helling spent twelve years with Omaha National Bank. Mr. Helling is a graduate of the Cedar Rapids’ Leadership for Five Seasons program and currently serves on the Executive Committee of the United Way of East Central Iowa and the board of trustees of Junior Achievement. He is past President and a member of the Rotary Club of Cedar Rapids, on the board of the Entrepreneurial Development Center, the Cedar Rapids Museum of Art and is Chairman of the Downtown Cedar Rapids Self-Supported Municipal Improvement District. We consider Mr. Helling to be a qualified candidate for service on the board and the committees he is a member of due to his past experience as an executive officer of Firstar Bank, located in Cedar Rapids, Iowa, one of our market areas, and his prior banking experience.
Douglas M. Hultquist is a certified public accountant and previously served as a tax partner with two major accounting firms. He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen. Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding QCR Holdings in 1993. During his public accounting career, Mr. Hultquist specialized in bank taxation, taxation of closely held businesses, and mergers and acquisitions. Mr. Hultquist served on the board of directors of the PGA TOUR John Deere Classic and was its Chairman for the July 2001 tournament. Mr. Hultquist serves on the board of United Fire Group, and is chair of its Risk Management Committee, is past chairman of the Augustana College board of trustees, a past president of the Quad City Estate Planning Council, past finance chairman of Butterworth Memorial Trust and previously served on the board of the Illinois Bankers Association. He is also a member of the American Institute of CPAs and the Iowa Society of CPAs, and was recently selected as the Iowa Society of CPAs’ Outstanding CPA in Business and Industry for 2011. Mr. Hultquist is a member of the Quad Cities Chamber of Commerce board of directors, and is co-chair of the Genesis Health System Pro-Am Golf Challenge. He received his undergraduate degree from Augustana College in Accounting and Economics in 1977 and in 2009 received an Honorary Doctorate degree from the college. Along with co-founder Mr. Michael A. Bauer, Mr. Hultquist received the 1998 Ernst & Young “Entrepreneur of the Year” award for the Iowa and Nebraska region and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003. We consider Mr. Hultquist to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President and Chief Executive Officer of QCR Holdings and his prior public accounting experience as a tax partner.
Mark C. Kilmer is President of The Republic Companies, a family-owned group of businesses founded in 1916 and headquartered in Davenport, Iowa involved in the wholesale equipment and supplies distribution of energy management, electrical, refrigeration, heating, air-conditioning and sign support systems. Prior to joining Republic in 1984, Mr. Kilmer worked in the Management Information Systems Department of Standard Oil of California (Chevron) in San Francisco. Mr. Kilmer currently is a board member of The Genesis Health System and serves on the board of directors of IMARK Group, Inc., a national member-owned purchasing cooperative of electric supplies and equipment distributors. He is a two-term past chairman of the PGA TOUR John Deere Classic and the past chairman of the Scott County YMCA’s board of directors. Mr. Kilmer is the past chairman of the board of Genesis Medical Center, and has served on the board of directors of The Genesis Heart Institute, St. Luke’s Hospital, Rejuvenate Davenport, The Vera French Foundation and Trinity Lutheran Church. He was a four-time project business consultant for Junior Achievement. Mr. Kilmer has been a director of Quad City Bank & Trust since February 1996 and named its Chairman in January 2007. Prior to joining the board of Quad City Bank and Trust, Mr. Kilmer served on the board of Citizen’s Federal Savings Bank in Davenport, Iowa. We consider Mr. Kilmer to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President of a successful wholesale and supply distribution business in Davenport, Iowa, one of our market areas, and his knowledge of the business community in this area.

John K. Lawson began his career with Deere & Company in 1958 as an engineering co-op trainee and worked in various positions with Deere & Company until his retirement in 2002. He received his mechanical engineering degree in 1962 from Iowa State University. Mr. Lawson held a variety of positions in several manufacturing operations, including General Manager in Dubuque and Davenport. In 1985, Mr. Lawson was named Vice President, Manufacturing, Agricultural Equipment Division. In 1992, he became President of the Construction Division. In his final position with Deere & Company as Senior Vice President, Technology and Engineering for Deere & Company, Mr. Lawson was responsible for the company’s engineering, business computer systems, quality, supply management and communications areas. He is a member of the board of governors of the Iowa State University Foundation, the board of directors of Junior Achievement of the Heartland Foundation, and the Moline Foundation Finance Committee. Mr. Lawson also serves as a board member for Muscatine Foods, Inc., located in Muscatine, Iowa. Mr. Lawson has been director of Quad City Bank & Trust since July 1997. Prior to joining the board of Quad City Bank & Trust, Mr. Lawson served on the board of First of America in Rock Island, Illinois. We consider Mr. Lawson to be a qualified candidate for service on the board and the committees he is a member of due to his past experience as an executive officer of Deere & Company, and his knowledge of, and prominence in, our Iowa and Illinois market areas.
Charles M. Peters is the President and Chief Executive Officer of The Gazette Company, a media company located in Cedar Rapids, Iowa consisting of two operating companies: Gazette Communications and Cedar Rapids Television Company. Gazette Communications publishes The Gazette newspaper, local shoppers, has numerous online sites and provides direct marketing and commercial printing services. Cedar Rapids Television Company broadcasts KCRG — TV9, an ABC affiliate. Mr. Peters is a lawyer by training, but he spent a decade in the appliance business, five years as President of Amana Refrigeration and until 1998 as Vice President — Administration of Maytag. He was the Chief Executive Officer of Breakthrough, an Iowa City start-up software and consulting company engaged in developing effective early literacy programs for school systems. Mr. Peters is a current director of Swift Communications, Inc. Mr. Peters is active in many civic and charitable organizations. Mr. Peters has been a director of Cedar Rapids Bank & Trust since its formation in October 2001, and was named its Chairman in 2006. We consider Mr. Peters to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President and Chief Executive Officer of a successful media company in Cedar Rapids, Iowa, one of our market areas, and his knowledge of the business community in this area.
Ronald G. Peterson is the retired President and Chief Executive Officer of the First State Bank of Illinois, located in La Harpe, Illinois. Prior to his retirement, he served in that position since 1982. Mr. Peterson serves on the board of directors of First State Bank of Illinois, and is Treasurer and Vice President of First State Bancorporation, Inc. He currently serves as President of the La Harpe Educational Foundation, a co-chairman of the McDonough District Hospital Development Council and is a member of the board of directors and is president-elect of the Macomb Rotary Club. He is a past treasurer of the Western Illinois University Foundation, and is a current member of the Foundation’s Executive Committee. In 2005, Mr. Peterson was named Banker of the Year by the Illinois Bankers Association. Mr. Peterson has been a director of Quad City Bank & Trust since its formation in October 1993, and currently serves as Chair of its Loan Committee. We consider Mr. Peterson to be a qualified candidate for service on the board and the committees he is a member of due to his experience in the banking industry serving as the President and Chief Executive Officer of First State Bank of Illinois, located in La Harpe, Illinois.

John A. Rife began his career with United Fire & Casualty Company, when he joined United Life Insurance Company, a subsidiary of United Fire in 1976 as a training director. In 1984, he became President of United Life. He was appointed President of United Fire in 1997 and Chief Executive Officer of United Fire in 2000. In 2007, he retired as President and Chief Executive Officer of United Fire and in 2009, he retired as President and Chief Executive Officer of United Life. Also in 2009, Mr. Rife was named Vice Chairman of the board of directors of United Fire and President of the McIntyre Foundation. He also serves on the boards of trustees of United Way of East Central Iowa, Mercy Medical Center and Mt. Vernon Community Schools Foundation. He is a past board member of Cedar Rapids Bank & Trust, the Cedar Rapids Area Chamber of Commerce and Priority One, an economic development division of the chamber. We consider Mr. Rife to be a qualified candidate for service on the board and the Nomination and Governance Committee due to his past experience as the President and Chief Executive Officer of a publicly traded insurance company headquartered in Cedar Rapids, Iowa, one of our market areas, and his knowledge of the business community in this area.
Donna J. Sorensen is President of Sorensen Consulting, a management consulting and executive coaching firm. Ms. Sorensen earned her undergraduate degree from Marycrest College and her Juris Doctorate degree from the University of Iowa College of Law. She has twenty years of prior experience in trust and investment management serving as Executive Vice President Institutional Trust for U.S. Bank (formerly Firstar Bank). Ms. Sorensen currently serves on the board of the University of Iowa Presidential Committee on Athletics, is President of board of trustees of the Brucemore National Historic Trust Site and is a member of the Iowa State Bar Association. She has been a director of Cedar Rapids Bank & Trust since 2002, and she currently serves as Chair of its Board Wealth Management Committee. We consider Ms. Sorensen to be a qualified candidate for service on the board and the committees she is a member of due to her experience as the President of a consulting firm in Iowa City, Iowa, her prior banking experience and her education and training as an attorney.
John D. Whitcher is Vice President and General Counsel, as well as Director and Shareholder, of Viking Chemical Company. Mr. Whitcher earned his undergraduate and Juris Doctorate degrees from Southern Methodist University. He is a past director of Rockford Health System, the largest health system in the region, and previously served as chairman of the audit committee and is a past member of the finance committee, planning committee and the executive compensation committee. He is a past chairman of the board of both the Northern Illinois Chapter of Big Brothers/Big Sisters and the Crusader Clinic Health Foundation and remains active in the Rockford community. Mr. Whitcher has been a director of Rockford Bank & Trust since its formation in January 2005, and was named its Chairman in May 2009. We consider Mr. Whitcher to be a qualified candidate for service on the board and the committees he is a member of due to his experience as Vice President and General Counsel of a chemical company in Rockford, Illinois, one of our market areas, his knowledge of the business community in this area and his education and training as an attorney.
Marie Z. Ziegler is Vice President and Treasurer of Deere & Company. Ms. Ziegler joined Deere & Company in 1978 as a consolidation accountant and has held management positions in finance, treasury operations, strategic planning and investor and banking relations. Most recently, she served as Vice President, Investor Relations for the company. Ms. Ziegler is a 1978 graduate of St. Ambrose University, with a bachelor of arts in accounting. She received her CPA in 1979 and an MBA from the University of Iowa in 1985. Ms. Ziegler is on the board of trustees for the Two Rivers YMCA (Moline, Illinois), the Community Foundation of the Great River Bend (Davenport, Iowa) and on the fundraising committee of Playcrafters Barn Theatre (Moline, Illinois). She is a member of The University of Iowa’s College of Business Board of Visitors. Ms. Ziegler is a past member of Unified Growth Strategy Committee of the Illinois Quad City Chamber of Commerce, and a past member of the board of the Girl Scouts of the Mississippi Valley, Inc., Trinity Regional Health System and Trinity Medical Center. She also served on the Deere & Company Credit Union board, and as a member of the board of the United Way of the Quad Cities, chaired its 2003 Quad Cities United Way Campaign. She also is past treasurer of fundraising for Playcrafters Barn Theatre, Moline. We consider Ms. Ziegler to be a qualified candidate for service on the board and the committees she is a member of due primarily to the knowledge and experience regarding public companies she gained in her role as Vice President and Treasurer of Deere & Company, a publicly-traded company with over $26 billion in annual revenues. At Deere & Company, Ms. Ziegler regularly interacts with banks, institutional investors and sell side analysts as a company representative, and this experience with participants in the public marketplace makes her a valuable contributor as a director of QCR Holdings. Ms. Ziegler is also involved with a number of charitable organizations headquartered in communities served by QCR Holdings, providing her with business connections and extensive knowledge of our market areas.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
General
Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of QCR Holdings, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held no less frequently than quarterly. Our directors also discuss business and other matters with Mr. Hultquist, our Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants). Prior to our 2010 annual meeting, the board was comprised of twelve directors. At the 2010 annual meeting, our stockholders approved an amendment to our Certificate of Incorporation to increase the maximum size of the board to fifteen members. Shortly following the meeting, the board increased the size of the board from twelve to thirteen members, and appointed Mr. Baird to fill the vacancy as a Class II director.
Incumbent directors Baird, Brownson, Kilmer, Lawson, Peters, Peterson, Rife, Sorensen, Whitcher and Ziegler are deemed to be “independent” as that term is defined by Nasdaq. Continuing directors Gipple, Helling, and Hultquist are not considered to be “independent” because they also serve as executive officers of either QCR Holdings or one of our subsidiaries.
During 2010, the board of directors had an Audit Committee, a Risk Oversight and Executive Committee, a Nomination and Governance Committee, a Compensation Committee and a Strategic Direction Committee. The current charters of these committees are available on our website at www.qcrh.com. Also posted on the websites is general information regarding QCR Holdings and our common stock, many of our corporate polices, and links to our filings with the Securities and Exchange Commission.
A total of five regularly scheduled and special meetings were held by the board of directors of QCR Holdings in 2010. In 2010, all directors attended at least 75 percent of the meetings of the board and the committees on which they served during the period they served on the board. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage our directors to attend. Last year, all of the directors but two were present at the annual meeting.

Committees of the Board of Directors
Audit Committee. The Audit Committee consists of directors Brownson, Kilmer, Lawson and Ziegler. Each of the members is considered “independent” according to the Nasdaq listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that Ms. Ziegler qualifies as an “Audit Committee Financial Expert” as that term is defined by the regulations of the Securities and Exchange Commission. The board based this decision on Ms. Ziegler’s educational and professional experience, including her current service as Vice President and Treasurer of Deere & Company.
The functions performed by the Audit Committee include, but are not limited to, the following:
•	selecting our independent auditors and pre-approving all engagements and fee arrangements;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.
To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at www.qcrh.com. Mr. Lawson serves as Chairman of the committee, which met four times in 2010.
Risk Oversight and Executive Committee. Prior to August 2010, we had an Executive Committee consisting of directors Brownson, Gipple, Helling, Hultquist, Kilmer, Lawson, and Peters. The Executive Committee was authorized to act with the same authority as the board of directors between meetings of the board, subject to certain limitations set forth in the committee’s charter. In connection with the board’s desire to continue to actively monitor and oversee the risk management process, the board changed the name of the Executive Committee to the Risk Oversight and Executive Committee in August 2010, and the committee was charged with being the primary board committee to oversee QCR Holdings’ overall risk management. The membership of the committee was changed to add directors Baird and Whitcher to the above named directors. Additional information regarding risk oversight and the committee’s role is found on pages 15 and 16 of this proxy statement. The committee retained the same authority it had in the past regarding its ability to act on the full board’s behalf on certain actions, if needed. Although this authority allows the board to act quickly on matters requiring urgency when the full board is not available to meet, it is not intended to supplant the authority of the full board. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Brownson serves as Chairman of the committee, which met twice during 2010.

Nomination and Governance Committee. The Nomination and Governance Committee consists of directors Brownson, Peterson, Rife, Sorensen and Whitcher. Each of these directors is considered to be “independent” according to Nasdaq listing requirements. The primary purposes of the committee are to identify and recommend individuals to be presented to our stockholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Brownson serves as Chairman of the committee, which met three times during 2010.
Compensation Committee. The Compensation Committee consists of directors Brownson, Lawson, Peterson, Whitcher, and Ziegler. Each of these directors is considered to be “independent” according to the Nasdaq listing requirements, “outside” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” as defined in Section 16 of the Securities Exchange Act of 1934. The purpose of the committee is to determine the salary and bonus to be paid to Mr. Hultquist, our Chief Executive Officer, and to make a recommendation regarding his compensation to the full board for approval. The committee also reviews and recommends to the board for approval the salaries and bonuses for our other executive officers. The Compensation Committee has taken a number of actions in 2009, 2010 and 2011 to comply with the provisions of the TARP rules (as described in the “Executive Compensation” section of this proxy, beginning on page 17.) as well as other applicable risk assessment rules. The members of the committee have reviewed, with the senior risk officer of QCR Holdings, the senior executive officer (“SEO”) compensation plans and have made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of QCR Holdings. They have also reviewed, with the senior risk officer of QCR Holdings, the employee compensation plans and have made reasonable efforts to limit any unnecessary risks these plans pose to QCR Holdings and to eliminate any features of these plans that would encourage the manipulation of reported earnings to enhance the compensation of any employee. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Whitcher serves as Chairman of the committee, which met six times during 2010.
Strategic Direction Committee. In 2010, the Strategic Direction Committee consisted of directors Baird, Brownson, Gipple, Helling, Hultquist, Kilmer, Lawson, Peters and Sorensen, as well as John H. Harris, director of Quad City Bank & Trust, who serves on the committee in an advisory capacity. The Strategic Direction Committee performs policy reviews and oversees and directs the strategic planning process, including QCR Holdings’ Information Technology strategy. Mr. Baird serves as Chairman of the committee, which met twice during 2010.
Consideration of Director Candidates
Director Nominations and Qualifications. For the 2011 annual meeting, the Nomination and Governance Committee nominated for re-election to the board the four incumbent directors, whose terms are set to expire in 2011. This nomination was further approved by the full board. We did not receive any stockholder nominations for director for the 2011 annual meeting.

In carrying out its nominating function, the Nomination and Governance Committee has developed qualification criteria for initial board membership, and all potential nominees for election, including incumbent directors, board nominees and those stockholder nominees included in the proxy statement, are reviewed for the following attributes:
•	integrity and high ethical standards in the nominee’s professional life;

•
sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the specific board for which he or she is being considered;

•	evidence of leadership and sound judgment in the nominee’s professional life;

•	whether the nominee is well recognized in the community and a demonstrated record of service to the community;

•	a willingness to abide by any published code of ethics for the company; and

•	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member.
The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members, to determine if they meet QCR Holdings’ age eligibility requirements (a person who has reached age 72 before the date of the annual meeting is not eligible for election to the board) and to determine whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.
The committee identifies nominees by first evaluating the current members of the board willing to continue in service whose term is set to expire at the upcoming annual stockholder meeting to determine if those individuals satisfy the qualification criteria for continued membership on the board of directors. Prior to nominating an existing director for re-election to the board, the committee considers and reviews the following attributes with respect to each existing director:
•	board and committee attendance and performance;

•	length of board service;

•	experience, skills and contributions that the existing director brings to the board;

•	independence and any conflicts of interest; and

•	any significant change in the existing director’s status, including the attributes considered for initial board membership.
Current members of the board who satisfy the qualification criteria described above and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would determine whether or not the position would be filled and, if so, would identify the desired skills and experience of a new nominee.

Code of Business Conduct and Ethics
We have a code of business conduct and ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.qcrh.com. We have satisfied and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our websites.
Board Leadership Structure
Since January 1, 2007, we have kept the positions of Chairman of the Board and Chief Executive Officer separate. Currently, Mr. Brownson holds the position of Chairman of the Board, and Mr. Hultquist holds the position of Chief Executive Officer. Mr. Brownson is considered to be “independent” according to Nasdaq listing requirements.
While our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. We believe that having an independent Chairman eliminates the conflicts of interest that arise when the positions are held by one person. In addition, this leadership structure allows the board to more effectively monitor and evaluate the performance of our Chief Executive Officer.
To further enhance the role of the independent directors on our board and consistent with Nasdaq listing requirements, the board’s independent directors regularly have the opportunity to meet without Messrs. Gipple, Helling or Hultquist in attendance. Mr. Brownson presides over these sessions.
The Board’s Role in Risk Oversight
While management is responsible for the day-to-day management of risks QCR Holdings faces, oversight of our risk management is central to the role of the board. As mentioned above, in August 2010, the board renamed the Executive Committee to the Risk Oversight and Executive Committee and charged it with the primary responsibility for overseeing QCR Holdings’ risk management processes, including those relating to organizational, legal and compliance risk, on behalf of the board. The members of the Risk Oversight and Executive Committee discuss our risk assessment and risk management policies, provide oversight, and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.
In addition, other board committees have been assigned oversight responsibility for specific areas of risk and risk management, and each committee consider risks within their areas of responsibility. The Audit Committee is responsible for monitoring our financial reporting process and system of internal controls including controls related to risk management. The Compensation Committee is chiefly responsible for compensation-related risks. The members of the Compensation Committee discuss and review the key business and other risks we face and the relationship of those risks to certain compensation arrangements. Such review is intended to comply with the requirements of the TARP rules as well as the Federal Reserve’s (and other financial institutions regulators) and the Securities and Exchange Commission’s requirement to assess risk related to compensation plans (each as more fully described in the “Executive Compensation” section of this proxy, beginning on page 17). The subsidiary banks’ Loan Committees have primary responsibility for credit risk. Each of these committees receives regular reports from management regarding our risks and reports regularly to the Risk Oversight and Executive Committee or the full board concerning risk.

Stockholder Communications with the Board, Nomination and Proposal Procedures
General Communications with the Board. Stockholders may contact QCR Holdings’ board of directors by contacting Cathie S. Whiteside, Corporate Secretary, at QCR Holdings, Inc., 3551-7th Street, Moline, Illinois 61265 or (309) 743-7754. All appropriate comments will be forwarded directly to the Chairman of the Board and lead independent director, James J. Brownson. Ms. Whiteside will not generally forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.
Nominations of Directors. In order for a stockholder nominee to be considered by the Nomination and Governance Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.
In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if less than 40 days’ notice of the meeting is given, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The stockholder’s notice of intention to nominate a director must include: (i) the name and address of record of the nominating stockholder; (ii) a representation that the stockholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) any other information regarding each proposed nominee as would be required to comply with the rules and regulations set forth by the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.
Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2012 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than November 21, 2011, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder at an annual meeting, the stockholder must file a written notice of the proposal to our Corporate Secretary not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if less than 40 days’ notice of the meeting is given, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The notice must set forth: (i) a brief description of the proposal and the reasons for conducting such business at the meeting; (ii) the name and address of the proposing stockholder; (iii) the number of shares of the corporation’s common stock beneficially owned by the stockholder on the date of the notice; and (iv) any financial or other interest of the stockholder in the proposal. Stockholder proposals brought under this paragraph will not be included in our proxy statement.
EXECUTIVE COMPENSATION
QCR Holdings maintains a comprehensive compensation program. The compensation program is designed to attract and retain key employees, motivate the key employees to achieve and to reward key employees for superior performance. The overall design of the compensation programs strives to balance short and long-term performance goals, with the ultimate goal being the increase of stockholder value over the long term. With respect to the individuals named in the Summary Compensation Table, the compensation program includes: salary, annual cash incentive bonus, long-term incentive compensation (which is delivered primarily through equity awards) and other benefits and perquisites. Prior to 2009, the executive compensation program had been administered by the Executive Committee but it is now administered by the Compensation Committee.
Regulatory Environment
In order to more fully understand the Compensation Committee’s decisions with respect to compensation during 2010, the Committee believes it is beneficial to understand the regulatory context in which these decisions were made.
Troubled Asset Relief Program
On February 13, 2009, QCR Holdings became a participant in the Treasury’s Troubled Asset Relief Program (“TARP”) by participating in the Capital Purchase Program element of TARP. As a result of its participation in TARP, QCR Holdings and certain of its employees have been and will continue to be subject to compensation related limitations and restrictions for the period that the company continues to participate in TARP. The TARP compensation limitations and restrictions include the following:
•
Except in limited circumstances, our five most highly compensated employees (as determined on an annual basis) are prohibited from receiving cash bonus payments during the TARP period. Our named executive officers were all subject to this prohibition during 2010 and will continue to be restricted under this prohibition in 2011.

•
Except in limited circumstances, our named executive officers and next five most highly compensated employees (each as determined on an annual basis) are prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

•
Our named executive officers and next 20 most highly compensated employees are subject to a “clawback” of incentive compensation if that compensation is based on materially inaccurate financial statements or performance metrics. Further, no one in this group of employees can receive any tax gross-up payment during the TARP period.

•	QCR Holdings is limited to an annual deduction of $500,000 with respect to the compensation paid to each of our named executive officers.

The TARP rules further required QCR Holdings to adopt an “Excessive or Luxury Expenditure Policy.” Our board has complied with this requirement and the policy can be located on our web site, www.qcrh.com. It is the intent of our board that the policy remains in full force and effect for the duration of the TARP period. The policy covers, in particular, entertainment or events, office and facility renovations, aviation or other transportation services and other similar items, activities or events for which the company may reasonably anticipate incurring expenses. Pursuant to the policy, such expenditures shall be deemed to be prohibited excessive or luxury expenditures to the extent such expenditures are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the company’s business operations. All QCR Holdings employees are required to comply with the policy. Our Chief Executive Officer and Chief Financial Officer are primarily accountable for adherence to the policy and for certifying that prior approval for any expenditure requiring such prior approval was properly obtained.
In addition to the foregoing limitations and restrictions, the TARP rules and regulations have required the Compensation Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by QCR Holdings, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a named executive officer. The risk assessments are performed by the Chief Risk Officer and the Committee. The Chief Risk Officer and the Committee review all compensation plans and arrangements to ensure that risks are identified and mitigated. The intent of these risk assessments is to minimize the opportunity that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans and arrangements.
Federal Reserve Guidance on Sound Incentive Compensation Policies
In June 2010, the Federal Reserve, along with the FDIC, Office of the Comptroller of the Currency and the Office of Thrift Supervision, jointly issued final “Guidance on Sound Incentive Compensation Policies” or Final Guidance. The Final Guidance sets forth a framework to be used in compensation decisions by financial institutions to assess the soundness of incentive compensation plans, programs and arrangements. The Final Guidance applies to all financial institutions, and it is designed to help ensure that incentive compensation policies do not encourage excessive risk-taking and are consistent with the safety and soundness of the organization by requiring financial institutions to adhere to three guiding principles of a sound incentive compensation system. The three principles of the Final Guidance require the Compensation Committee to ensure that:
•	incentive compensation arrangements balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on QCR Holdings’ behalf;
•	QCR Holdings’ risk-management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements; and
•	QCR Holdings has strong and effective corporate governance to help ensure sound compensation practices.

The Final Guidance applies to incentive compensation arrangements for executive and non-executive personnel who have the ability to expose QCR Holdings to material risk, including arrangements for:
•	senior executives and others who are responsible for oversight of company-wide activities or material business lines;
•	individual employees, including non-executive employees, whose activities may expose QCR Holdings to material amounts of risk; and
•
groups of employees who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose QCR Holdings to material risk, even if no individual employee is likely to expose QCR Holdings to material risk (e.g., loan officers who, as a group, originate loans that account for a material amount of the organization’s credit risk).

The Committee will make use of the framework set forth in the Final Guidance as it moves forward with its compensation actions and decisions. Based on its on-going risk assessment of compensation arrangements in connection with its TARP obligations, the Committee does not believe that any of our compensation plans or arrangements incentivize the taking of inappropriate risks.
Dodd-Frank Act
The Dodd-Frank Wall Street Reform and Consumer Protection Act similarly requires financial institutions to avoid inappropriate risks in connection with their compensation plans and arrangements. On February 7, 2011, the Agencies that signed on to the Final Guidance described above, issued proposed guidance under the Dodd-Frank Act’s risk assessment provisions. The Compensation Committee will continue to monitor this proposed guidance and will take necessary steps to work toward compliance with the requirements as they may be finally set forth when the proposed guidance is finalized.
Securities and Exchange Commission Risk Assessment Requirement
The Securities and Exchange Commission also requires a company to assess compensation policies and practices in order to determine if any such policies or practices have the potential to have a materially adverse effect on the company. We believe our risk assessment under the Final Guidance satisfies this requirement of the Securities and Exchange Commission.
The Compensation Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, a component of its analysis of executive compensation. As such, the committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation. In this regard, the committee believes that the TARP semi-annual risk assessment and the Federal Reserve’s Final Guidance will serve as a framework for reconfirming the appropriateness of the process and procedure the committee has previously followed in reaching its decisions with respect to compensation related matters.
Summary of Compensation Paid to Named Executive Officers
The TARP rules restrict compensation for QCR Holdings’ named executive officers identified in this proxy statement, and approximately 20 other employees. The compensation plans are currently operating within the constraints of the TARP limits, and the following table sets forth the following information for the years ended December 31, 2008, 2009 and 2010: (i) the dollar value of base salary and bonus earned; (ii) the aggregate grant date fair value of stock and option awards granted in accordance with FASB ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted under non-equity incentive plans; (iv) non-qualified deferred compensation earnings; (v) all other compensation; and, finally, (vi) the dollar value of total compensation.

Summary Compensation Table

							Non-equity		Nonqualified
							incentive		deferred
					Stock	Option	plan		compensation	All other
Name and principal		Salary		Bonus	awards	awards	compensation		earnings	compensation		Total
position	Year	($)		($)	($)(1)	($)(1)	($)		($)(2)	($)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Douglas M. Hultquist,	2010	$215,000	(3)	—	$27,967	$27,967	—		$6,943	$59,507	(5)	$337,384
President & CEO	2009	$215,000	(3)	—	$30,458	$30,461	$69,918	(4)	$7,088	$51,090	(6)	$404,015

Todd A. Gipple,	2010	$207,500		—	$20,222	$20,222	—		—	$44,384	(7)	$292,328
EVP, COO & CFO	2009	$207,500		—	$26,533	$26,533	$55,610	(4)	—	$39,246	(8)	$355,422

Larry J. Helling,	2010	$207,500		—	$12,097	$12,097	—		$3,910	$47,546	(9)	$283,150
President & CEO of	2009	$207,500		—	$12,369	$12,369	$48,389	(4)	$3,875	$39,720	(10)	$324,222
Cedar Rapids Bank

(1)
In accordance with the Securities and Exchange Commission’s changed reporting requirements, we report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Previously, we allocated the fair value of equity awards to reporting years in proportion to the awards vesting period. Prior years’ equity compensation data have been recalculated in accordance with the new rule. For restricted stock, the fair value per share is equal to the closing price of our stock on the date of the grant. For stock options, the fair value per share is based on certain assumptions that are explained in the footnotes to our financial statements, which are included in our Annual Report on Form 10-K. To the extent it was the subject of the written employment agreement between each named executive officer and QCR Holdings (or a subsidiary) or otherwise satisfied an exception to the TARP bonus prohibition, the equity award granted during the TARP period was not subject to the TARP bonus prohibition.

(2)
As determined in accordance with, and for purposes of, proxy disclosure rules only, represents above market earnings (over 120% of the applicable federal rate) under the deferred compensation arrangement.

(3)	Mr. Hultquist voluntarily reduced his salary for 2009 and 2010 by $5,500 from 2008, based on QCR Holdings’ financial performance in 2008 and 2009.

(4)
The Executive Committee defined specific threshold, target, and maximum award opportunities as a percentage of salary for each named executive officer. The specific percentages were based on the individual executive’s position and competitive market data for similar positions. The 2009 awards were contingent primarily on performance relative to goals for earnings per share, return on equity, non performing assets and deposit growth. The performance criteria were weighted to reflect QCR Holdings’ strategic objectives. In addition, certain executives also had individual performance goals that were consistent with QCR Holdings’ 2009 strategic objectives and more closely aligned with their specific role with QCR Holdings. To the extent it was the subject of the written employment agreement between each named executive officer and QCR Holdings (or a subsidiary), the incentive compensation was not subject to the bonus prohibition set forth in the TARP rules.

(5)
Mr. Hultquist had contributions made to the 401(k) Plan for his benefit in the amount of $12,154; reimbursement for tax preparation services in the amount of $2,050; car allowance of $12,000; and dividends paid on his restricted stock of $343. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $20,000. The company also provided a life insurance benefit to Mr. Hultquist that was valued, pursuant to Internal Revenue Code rules, at $12,960. This does not include the incremental benefit recognized by QCR Holdings during 2010 with respect to the 7,500 cash settled stock appreciation rights he had outstanding at December 31, 2010.

(6)
Mr. Hultquist had contributions made to the 401(k) Plan for his benefit in the amount of $11,288; reimbursement for tax preparation services in the amount of $1,950; car allowance of $12,000; country club dues of $415 and dividends paid on his restricted stock of $131. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $20,000. The company also provided a life insurance benefit to Mr. Hultquist that was valued, pursuant to Internal Revenue Code rules, at $5,306. This does not include the incremental benefit recognized by QCR Holdings during 2009 with respect to the 13,125 cash settled stock appreciation rights he had outstanding at December 31, 2009.

(7)
Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $12,154; reimbursement for tax preparation services in the amount of $2,050; car allowance of $8,000; and dividends paid on his restricted stock of $280. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. The company also provided a life insurance benefit to Mr. Gipple that was valued, pursuant to Internal Revenue Code rules, at $6,900. This does not include the incremental benefit recognized by QCR Holdings during 2010 with respect to the 1,875 cash settled stock appreciation rights he had outstanding at December 31, 2010.

(8)
Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $11,288; reimbursement for tax preparation services in the amount of $1,950; car allowance of $8,000; country club dues of $79 and dividends paid on his restricted stock of $114. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. The company also provided a life insurance benefit to Mr. Gipple that was valued, pursuant to Internal Revenue Code rules, at $2,815. This does not include the incremental benefit recognized by QCR Holdings during 2009 with respect to the 3,750 cash settled stock appreciation rights he had outstanding at December 31, 2009.

(9)
Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $12,154; reimbursement for tax preparation services in the amount of $1,050; car allowance of $6,000; and dividends paid on his restricted stock of $142. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. The company also provided a life insurance benefit to Mr. Helling that was valued, pursuant to Internal Revenue Code rules, at $13,200.

(10)
Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $11,288; reimbursement for tax preparation services in the amount of $975; car allowance of $6,000; country club dues of $1,008 and dividends paid on his restricted stock of $53. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $15,000. The company also provided a life insurance benefit to Mr. Helling that was valued, pursuant to Internal Revenue Code rules, at $5,396.

The following table sets forth information on outstanding options held by the individuals named in the Summary Compensation Table at December 31, 2010, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. Other than what is footnoted below, the options vest in five equal annual portions beginning one year from the date of grant. All stock awards are restricted stock. The restricted stock vests over a three year period, beginning one year from the grant date indicated.
Outstanding Equity Awards

	Option Awards							Stock Awards
	Number of		Number of
	securities		securities		Equity incentive plan			Number of
	underlying		underlying		awards; Number of			shares or		Market value of
	unexercised		unexercised		securities underlying	Option		units of stock		shares or units
	options		options		unexercised unearned	exercise	Option	that have not		of stock that
	(#)		(#)		options	Price	expiration	vested		have not vested
Name	Exercisable		Unexercisable		(#)	($)	date	(#)		($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)
Douglas M. Hultquist	5,000		—		—	$21.00	1/28/2015	—		—
	3,900	(1)	—		—	$19.05	1/27/2016	—		—
	2,450		—		—	$16.85	1/26/2017	—		—
	17,190	(2)	8,595	(2)	—	$15.62	5/7/2018	—		—
	3,761	(2)	7,521	(2)	—	$9.30	2/2/2019	—		—
	—		9,677	(2)	—	$9.00	2/1/2020	—		—
	—		—		—	—	—	2,183	(3)	$15,580
	—		—		—	—	—	3,107	(4)	$22,175

Todd A. Gipple	1,125		—		—	$7.13	1/5/2011	—		—
	75		—		—	$6.90	6/29/2011	—		—
	1,125		—		—	$7.45	1/4/2012	—		—
	56		—		—	$9.87	6/28/2012	—		—
	1,125		—		—	$11.41	1/6/2013	—		—
	1,125		—		—	$18.67	1/5/2014	—		—
	750		—		—	$22.00	1/5/2015	—		—
	1,500		—		—	$21.00	1/28/2015	—		—
	1,250	(1)	—		—	$19.05	1/27/2016	—		—
	301		74		—	$17.60	10/26/2016	—		—
	1,125		—		—	$16.85	1/26/2017	—		—
	3,947	(2)	1,973	(2)	—	$15.62	5/7/2018	—		—
	1,638	(2)	3,276	(2)	—	$9.30	2/2/2019	—		—
	—		3,498	(2)	—	$9.00	2/1/2020	—		—
	—		—		—	—	—	951	(3)	$6,787
	—		—		—	—	—	1,124	(4)	$8,018

Larry J. Helling	7,800		—		—	$7.00	4/10/2011	—		—
	150		—		—	$6.90	6/29/2011	—		—
	2,000		—		—	$21.00	1/28/2015	—		—
	2,350	(1)	—		—	$19.05	1/27/2016	—		—
	2,800		—		—	$16.85	1/26/2017	—		—
	3,348	(2)	1,673	(2)	—	$15.62	5/7/2018	—		—
	1,527	(2)	3,054	(2)	—	$9.30	2/2/2019	—		—
	—		4,186	(2)	—	$9.00	2/12020	—		—
	—		—		—	—	—	886	(3)	$6,323
	—		—		—	—	—	1,344	(4)	$9,592

(1)	Options vest one year from date of grant.

(2)
Options vest in three equal annual portions beginning one year from date of grant. Because the stock options granted during the TARP period were the subject of the written employment agreement between each named executive officer and QCR Holdings (or a subsidiary), they are not subject to the TARP bonus prohibition.

(3)
Unvested stock awards were granted on February 2, 2009 and vest in three equal annual portions beginning one year from date of grant. Because these awards were the subject of the written employment agreement between each named executive officer and QCR Holdings (or a subsidiary), they are not subject to the TARP bonus prohibition.

(4)
Unvested stock awards were granted on February 1, 2010 and vest in three equal annual portions beginning one year from date of grant. Because these awards were the subject of the written employment agreement between each named executive officer and QCR Holdings (or a subsidiary), they are not subject to the TARP bonus prohibition.

The following table sets forth certain information concerning the number of stock options at December 31, 2010 held by the individuals named in the Summary Compensation Table.
AGGREGATED OPTION/SAR EXERCISES IN 2010
AND YEAR END OPTION/SAR VALUES

	Option Awards			Stock Awards
(a)	(b)	(c)		(d)	(e)
	Number of			Number of
	Shares Acquired	Value Realized		Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)		on Vesting (#)	on Vesting ($)
Douglas M. Hultquist	—	$16,144	(1)	1,092	$9,828
Todd A. Gipple	—	—		951	$8,559
Larry J. Helling	3,000	$6,795		444	$3,996

(1)	Amount received by Mr. Hultquist in connection with the exercise of 5,625 cash-settled stock appreciation rights which were set to expire on June 30, 2010.
The following table sets forth the present value of accumulated benefits payable to each of the individuals named in the Summary Compensation Table, including the number of years of service credited to each under the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Information regarding the Supplemental Retirement Plan can be found under the heading “Non-qualified Supplemental Executive Retirement Program” on page 26 of this proxy statement.
Pension Benefits

		Number of years	Present value of	Payments during last
		credited service	accumulated benefit	fiscal year
Name	Plan name	(#)	($)	($)
(a)	(b)	(c)	(d)(1)	(e)
Douglas M. Hultquist	Supplemental Executive Retirement Plan	16	$804,953	—
Todd A. Gipple	Supplemental Executive Retirement Plan	10	$313,769	—
Larry J. Helling	Supplemental Executive Retirement Plan	9	$397,227	—

(1)
Each calendar year, QCR Holdings accrues an expense with respect to the Supplemental Executive Retirement Plan in accordance with generally accepted accounting principles. During 2010, the following amounts were accrued with respect to each of our named executive officers: Mr. Hultquist — $(43,511); Mr. Gipple — $68,334; and Mr. Helling — $88,428.

The following table sets forth information concerning our non-qualified deferred compensation agreements with each individual named in the Summary Compensation Table. The agreements are discussed in detail on page 27 of this proxy statement.
Non-Qualified Deferred Compensation

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	withdrawals/	balance at
	contributions in 2010	contributions in 2010	earnings in 2010	distributions	12/31/10
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas M. Hultquist	$20,000	$20,000	$46,015	—	$625,706
Todd A. Gipple	$15,000	$15,000	$16,583	—	$286,703
Larry J. Helling	$15,000	$15,000	$25,765	—	$362,888
Terms of Mr. Douglas M. Hultquist’s Employment Agreement
On January 1, 2004, we entered into an employment agreement with Mr. Hultquist. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder). The agreement has a three-year term and in the absence of notice from either party to the contrary, the employment term extends for an additional one year on the anniversary of the agreement. Pursuant to the agreement, Mr. Hultquist will receive a minimum salary of $175,000. The agreement includes provisions for the increase of compensation on an annual basis, performance bonuses, membership in various local clubs, an automobile allowance and participation in our benefit plans. The agreement also provides term life insurance coverage of two times Mr. Hultquist’s base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for severance compensation equal to one year of salary plus average annual bonus in the event Mr. Hultquist is terminated without cause and three times the sum of salary and average annual bonus if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. It should be noted that the TARP rules will likely prohibit QCR Holdings from making any payment to Mr. Hultquist for departure from (or a change in control of) QCR Holdings for any reason during the TARP period, except for payments for services performed or benefits accrued.
Terms of Mr. Todd A. Gipple’s Employment Agreement
On January 1, 2004, we entered into an employment agreement with Mr. Gipple. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder). Mr. Gipple’s employment agreement provides that Mr. Gipple is to receive a minimum salary of $140,500. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, membership in a country club, a monthly automobile allowance and participation in our benefit plans. Mr. Gipple’s agreement also provides term life insurance coverage of two times the sum of his base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides that he is entitled to a payment equal to the sum of one-half of his then-current annual salary plus one-half of his average annual bonus if he is terminated without cause and two times the sum of his annual salary and average annual bonus if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. It should be noted that the TARP rules will likely prohibit QCR Holdings from making any payment to Mr. Gipple for departure from (or a change in control of) QCR Holdings for any reason during the TARP period, except for payments for services performed or benefits accrued.

Terms of Mr. Larry J. Helling’s Employment Agreement
On January 1, 2004, we entered into an employment agreement with Mr. Helling. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder). Mr. Helling’s employment agreement provides that Mr. Helling is to receive a minimum salary of $167,000. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, a monthly automobile allowance, membership in various country clubs and participation in our benefit plans. Mr. Helling’s agreement also provides term life insurance coverage of two times the sum of his base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for a severance payment equal to six months of his salary in the event of a termination without cause and two times his annual salary in the event he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. Additionally, Mr. Helling’s agreement allows him to participate in the Cedar Rapids Long-term Deferred Incentive Compensation Program (as described under the heading “Long-Term Deferred Incentive Compensation Program”). Under the agreement, Mr. Helling will be allocated a total of 40% of amounts paid pursuant to the incentive program. It should be noted that the TARP rules will likely prohibit QCR Holdings from making any payment to Mr. Helling for departure from (or a change in control of) QCR Holdings for any reason during the TARP period, except for payments for services performed or benefits accrued.
Beginning in 2009, QCR Holdings no longer reimburses Messrs. Hultquist, Gipple, and Helling for country club memberships.
Long-Term Incentive Plans
During the TARP period, and so long as they are included in the group of our five most highly compensated employees, our named executive officers will be allowed to participate in our long term incentive plans only to the extent such participation does not violate any of the applicable TARP rules.
2004 Stock Incentive Plan. In 2004, we adopted the QCR Holdings Stock Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 225,000 shares for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock, tax benefit rights and stock appreciation rights. As of the approval of the 2008 Stock Incentive Plan, all of the remaining shares available for grant transferred to the 2008 Stock Incentive Plan.
2008 Stock Incentive Plan. In 2008, we adopted the QCR Holdings Stock Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 250,000 shares for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock, tax benefit rights and stock appreciation rights. As of December 31, 2010, there were 25,330 remaining shares available for grant under this plan.

2010 Stock Incentive Plan. In 2010, we adopted the QCR Holdings Stock Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 350,000 shares for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock, tax benefit rights and stock appreciation rights. As of December 31, 2010, there were 350,000 remaining shares available for grant under this plan.
2002 Stock Purchase Plan. QCR Holdings adopted and stockholders approved the QCR Holdings Employee Stock Purchase Plan in 2002. The plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The plan allows employees of QCR Holdings and our subsidiaries to purchase shares of common stock available under the plan. The purchase price is currently 90% of the lesser of the fair market value at the date of the grant or the investment date. The investment date is the date common stock is purchased after the end of each calendar quarter during an offering period. Beginning January 1, 2007, the maximum percentage that any one participant can elect to contribute is 8% of his or her compensation. During 2010, 28,907 shares were purchased under the plan.
401(k) Retirement Savings Plan. QCR Holdings sponsors a qualified, tax-exempt profit sharing plan qualifying under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan. Pursuant to the plan, QCR Holdings matches 100% of the first 3% of employee contributions and 50% of the next 3% of employee contributions, up to a maximum of 4.5% of an employee’s compensation. Additionally, at its discretion, QCR Holdings may make additional contributions to the plan, which are allocated to the accounts of participants based on relative compensation. The total contributions under the 401(k) plan for the benefit of our NEOs are reflected in the Summary Compensation Table on page 20 of this proxy statement.
Non-qualified Supplemental Executive Retirement Program (“SERP”). QCR Holdings provides SERP benefits to its key executives, which will provide supplemental retirement income to the NEOs. The SERP arrangements are an important, common component of competitive compensation packages and they include retention and non-competition provisions that protect QCR Holdings and help support the objective of maintaining a stable, committed, and qualified team of key executives.
QCR Holdings currently has SERP arrangements in place for Messrs. Hultquist, Gipple, and Helling. The SERP arrangements were approved by QCR Holdings in April 2004, and have an effective date of May 2004. Under the agreements, the executives will receive a supplemental retirement benefit in an annual pre-tax amount equal to 2.5% for each year of full-time service until the executive reaches age 65 (not to exceed 40 years), multiplied by the executive’s average annual base salary plus cash bonus for the three most recently completed plan years, subject to a maximum of 70%.
The supplemental retirement benefit will be reduced by any contributions plus earnings thereon made by QCR Holdings to the credit of the executive pursuant to the QCR Holdings 401(k)/Profit Sharing Plan or other deferred compensation plans. The supplemental retirement benefit payable under the plans will generally be made in monthly installments for a period of 180 months. If an executive retires after reaching age 55 (but before reaching age 65) and has at least 10 years of service, QCR Holdings will pay a supplemental early retirement benefit made in monthly installments for a period of 180 months to the executive. The SERP arrangements also provide for the payment of a survivor’s benefit payable to a participating executive’s beneficiary upon the executive’s death.
Pursuant to the existing SERP arrangements and the TARP rules, assuming the participating executives retire on or after reaching age 55 and based on the participants’ salary and cash bonus paid for 2010, we will owe the following projected annual amounts at age 55: Mr. Hultquist - $83,702; Mr. Gipple — $88,129; Mr. Helling — $36,189.

Deferred Compensation Plan Agreements. QCR Holdings has entered into deferred compensation plan agreements with the executive officers to allow them to defer a portion of their salary or annual bonus. These plans are voluntary, non-tax qualified, deferred compensation plans that enable the executives to save for retirement by deferring a portion of their current cash compensation. QCR Holdings matches these deferrals up to certain maximums and interest is earned at the prime rate subject to certain floor and cap rates, as follows:

	Deferred Compensation Plan Agreements
	2010 Match	2010 Match	Interest Rate
Executive	Maximum	Maximum	Floor and Cap
Douglas M. Hultquist	$20,000	$20,000	8.00% – 10.00%
Todd A. Gipple	$15,000	$15,000	6.00% – 12.00%
Larry J. Helling	$15,000	$15,000	8.00% – 12.00%
Long-Term Deferred Incentive Compensation Program. QCR Holdings has entered into a Long-Term Deferred Incentive Compensation Program with certain key senior management members at Cedar Rapids Bank & Trust, and Rockford Bank & Trust. Mr. Helling is a participant in this program. The program is administered by the Committee and results in deferred incentive compensation contributions being made into the plan, for the benefit of the participants, if certain growth and earnings objectives are met. Mr. Helling is a participant in the plan for the years 2006 through 2011, and can earn between $16,000 and $120,000 annually based on the performance of Cedar Rapids Bank & Trust. Mr. Helling did not earn any long-term deferred incentive compensation in 2010 as the minimum Return on Equity measure under the plan of 13.00% was not reached, nor did he earn any incentive compensation in 2006 through 2009.
Deferred Income Plans. QCR Holdings adopted and stockholders approved the 1997 Deferred Income Plan and 2005 Deferred Income Plan to enable directors and selected key officers of QCR Holdings and its related companies, to elect to defer all or a portion of the fees and cash compensation payable to them for their service as directors or employees. The NEOs participated in the 1997 Deferred Income Plan in 2004 and prior years by deferring 100% of the director fees that they had earned from their service as directors. None of the NEOs have participated in the 1997 or 2005 Deferred Income plans since December 31, 2004 when QCR Holdings terminated board fees for employee-directors.
Compensation Committee Interlocks and Insider Participation
During 2010, the Compensation Committee, which sets the salaries and compensation for our executive officers, was comprised solely of independent directors Brownson, Lawson, Peterson, Whitcher and Ziegler. None of these individuals was an officer or employee of QCR Holdings in 2010, and none of these individuals is a former officer or employee of QCR Holdings. In addition, during 2010, no executive officer of QCR Holdings served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer.

DIRECTOR COMPENSATION
QCR Holdings uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that Directors expend in fulfilling their duties as well as the skill level required of members of the Board.
Cash Compensation Paid to Board Members
Members of the board who are not employees of QCR Holdings are entitled to receive an annual cash retainer and an attendance fee of scheduled Board and Committee meetings. Pursuant to the QCR Holdings, Inc. 1997 Deferred Income Plan and the 2005 Deferred Income Plan, a director may elect to defer the fees and cash compensation payable by us for the director’s service until either the termination of such director’s service on the board or the age specified in the director’s deferral election. During 2010, all but four directors (at the subsidiary banks) deferred 100% of his or her director fees pursuant to the plan, and the total expense for the deferred fees with respect to all participating directors was $451,867 for 2010. Directors who are employees of QCR Holdings receive no compensation for their service as directors. The following table shows the director fees approved for 2011 and the fees paid for 2010 for QCR Holdings and our other affiliated boards.

	2011	2010
QCR Holdings, Inc.
Quarterly Retainer	$2,500	$2,500
Additional Quarterly Retainer
- Board Chairman	2,000	2,000
- Audit Committee Chairman	1,500	1,500
- Audit Committee Financial Expert	625	625
- Nomination & Governance Committee Chairman	500	500
- Strategic Direction Committee Chairman	500	500
- Compensation Committee Chairman	1,000	500
Attendance at Board Meeting	750	500
Attendance at Audit Committee Meeting	500	500
Attendance at Compensation Committee Meeting	500	300
Attendance at all other Committee Meetings	300	300

Quad City Bank & Trust
Quarterly Retainer	1,600	1,600
Additional Quarterly Retainer
- Board Chairman	1,000	1,000
- Loan Committee Chairman	500	500
- Wealth Management (formerly Trust) Committee Chairman	250	250
- Asset/Liability Management Committee Chairman	250	250
Attendance at Board Meeting	150	100
Attendance at Loan Committee Meeting	275	250
Attendance at all other Committee Meetings	250	250

Cedar Rapids Bank & Trust
Quarterly Retainer	1,600	1,600
Additional Quarterly Retainer
- Board Chairman	1,000	1,000
- Loan Committee Chairman	500	500
- Trust Committee Chairman	250	250
- Asset/Liability Management Committee Chairman	250	250
Attendance at Board Meeting	150	100
Attendance at Loan Committee Meeting	275	250
Attendance at all other Committee Meetings	250	250

Rockford Bank & Trust
Quarterly Retainer	1,600	1,600
Additional Quarterly Retainer
- Board Chairman	1,000	1,000
- Loan Committee Chairman	500	500
- Trust Committee Chairman	250	250
- Asset/Liability Management Committee Chairman	250	250
Attendance at Board Meeting	150	100
Attendance at Loan Committee Meeting	275	250
Attendance at all other Committee Meetings	250	250

m2 Lease Funds, LLC
Attendance at Board Meeting	1,000	1,000

Equity Awards
In February 2010, each current non-employee QCR Holdings director received a grant of 300 stock awards and each current non-employee subsidiary director received a grant of 150 stock awards at the fair market price of QCR Holdings’ stock on the date of the grant, or $9.00. The awards vested immediately on the date of grant.
The following table discloses the cash and equity awards earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended 2010.
Summary Compensation Table — Directors

	Fees earned or paid in	Stock
	cash	awards	Total
Name	($)(1)	($)(2)	($)
(a)	(b)	(c)	(f)
Patrick S. Baird	18,517	1,350	19,867
James J. Brownson	37,750	4,050	41,800
Mark C. Kilmer	32,000	4,050	36,050
John K. Lawson	31,067	4,050	35,117
Charles M. Peters	27,850	4,050	31,900
Ronald G. Peterson	28,600	4,050	32,650
John A. Rife	20,250	4,050	24,300
Donna J. Sorensen	24,450	4,050	28,500
John D. Whitcher	34,500	4,050	38,550
Marie Z. Ziegler	22,367	2,700	25,067

(1)	Directors may elect to defer the receipt of all or part of their fees and retainers.

(2)
We report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of our stock on the date of the grant.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
The Emergency Economic Stabilization Act of 2008 (“EESA”) included a provision requiring Treasury Capital Purchase Program participants, during the period in which any obligation arising from assistance provided under the program remains outstanding, to permit a separate stockholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the Securities and Exchange Commission. The Securities and Exchange Commission has adopted rules implementing this requirement of EESA. This requirement applies to any proxy, consent, or authorization for an annual or other meeting of the participant’s stockholders. Pursuant to Section 111(e) of EESA and the recently promulgated rules, the stockholder vote is not binding on the board of directors and may not be construed as overruling any decision by the participant’s board of directors.
The overall objectives of QCR Holdings’ compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Our board of directors believes our compensation policies and procedures achieve this objective and unanimously recommends that you vote your shares “FOR” the proposal.
Accordingly, because we are a participant in the Treasury Capital Purchase Program, the following resolution is submitted for stockholder approval:
RESOLVED, that QCR Holdings’ stockholders approve its executive compensation, as set forth in the section captioned “Executive Compensation,” contained in the QCR Holdings’ proxy statement for the 2011 annual meeting.
Your vote is advisory and will not be binding upon the board of directors. However, the board of directors will take into account the outcome of the vote when considering future compensation arrangements.
APPROVAL OF AMENDMENT TO THE 2005 DEFERRED INCOME PLAN
A proposal will be presented at the annual meeting to approve an amendment to the QCR Holdings, Inc. Deferred Income Plan (the “Plan”). The board initially adopted, and our stockholders thereafter approved the Plan on January 26, 2005. The Plan was amended and restated by the board on October 23, 2008. On February 2, 2011, the Plan was again amended by the board, subject to stockholder approval, to increase the number of shares available under the Plan from 100,000 to 250,000. If approved by our stockholders, the amendment to the Plan will be effective February 2, 2011.
Purpose
The Plan was established by the board of directors to provide QCR Holdings an additional means of aiding the attraction and retention of individuals of outstanding abilities and specialized skills to serve as directors and key employees, thereby advancing the interests of QCR Holdings and its stockholders. The Plan is administered by the board, which selects participants from the eligible individuals and determines the applicable rules and regulations applicable to Plan participants.
Proposed Amendment to the 2005 Deferred Income Plan
If this amendment to the Plan is approved by our stockholders, the first sentence of Section 5 of the Plan will be deleted and replaced with the following new sentence:
“The aggregate number of shares of common stock of the Company (‘Shares’) which may be distributed to directors and employees under the Plan shall be Two Hundred Fifty Thousand (250,000) Shares.”

A copy of the full text of the Plan is available from QCR Holdings upon request.
Reasons for the Amendment to the 2005 Deferred Income Plan
The Plan provides participants with a vehicle to defer the receipt of compensation, and any taxation thereon, until some later date in time. The amounts credited to a Participant’s account under the Plan are based primarily on elective deferrals of the Participants. If a Participant did not elect to defer compensation under the Plan, he or she would otherwise receive such compensation currently. Prior to the amendment to the Plan being adopted by our board, the maximum number of shares of common stock that could be delivered to participants or their beneficiaries under the Plan was 100,000 shares of common stock. Because several individuals participate in the Plan and, in essence, use their deferred compensation to purchase additional shares of QCR Holdings stock at market value through the Plan, the board has determined that 100,000 shares of common stock is no longer adequate. As such, the board determined that it was necessary and advisable to increase the number of shares of common stock that can be delivered to participants or their beneficiaries under the Plan to 250,000, which was determined based on the number of common shares that we expect to distribute through the Plan over the next three years.
We are seeking stockholder approval of the amendment to the Plan so that additional shares may be issued under the Plan. The amendment to increase the number of common shares that may be delivered under the Plan must be approved by our stockholders. Our board of directors has determined that it is in the best interests of QCR Holdings to have the flexibility afforded by the Plan in the future and, accordingly, has determined that stockholder approval of the amendment to the Plan should be sought.
Stockholder Vote Necessary For Approval of the amendment of the 2005 Deferred Income Plan
Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote. Our board of directors unanimously approved the amendment to the 2005 Deferred Income Plan and unanimously recommends that you vote your shares “FOR” this amendment.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
McGladrey & Pullen, LLP has served as our independent registered public accounting firm since June 1994 and our Audit Committee has selected McGladrey & Pullen, LLP, to be our independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to the ratification of our stockholders.
Although we are not required to do so, our board of directors recommends that the stockholders ratify the appointment. A representative of McGladrey & Pullen, LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit Committee of the board of directors will consider the matter of the appointment. Our board of directors unanimously recommends that you vote your shares “FOR” ratification of this appointment.

Following is a summary of fees for professional services by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP).
Accountant Fees
During the period covering the fiscal years ended December 31, 2010 and 2009, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

	2010	2009

Audit Fees (1)	$281,851	$361,369
Audit related fees (2)	$24,193	$21,853
All other (3)	$1,434	$2,090

(1)
Audit fees consist of fees for professional services rendered for the audit of QCR Holdings financial statements, the audit of QCR Holdings internal control over financial reporting for 2009 only, review of financial statements included in QCR Holdings quarterly reports on Form 10-Q, and review and assistance with other Securities and Exchange Commission filings.

(2)	Audit related fees consist of fees for research and consultations concerning financial accounting and reporting matters and HUD/FHA related audit procedures for Quad City Bank & Trust for 2010.

(3)	All other fees include an out-of-pocket reimbursement for an electronic subscription to an accounting publication.
Audit Committee Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve, on a case-by-case basis, all audit and permissible non-audit services provided by any audit, tax consulting or general business consulting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding our common stock beneficially owned on December 31, 2010, by each director, by each executive officer named in the summary compensation table, by persons who are the beneficial owners of more than 5% of our common stock and by all directors and executive officers of QCR Holdings as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of December 31, 2010.

Name of Stockholder and	Amount and Nature of		Percent
Number of Persons in Group	Beneficial Ownership(1)		of Class

Directors, Nominees and Named Executive Officers

Patrick S. Baird	51,047	(2)	1.1%

James J. Brownson	61,301	(3)	1.3%

Todd A. Gipple	29,381	(4)	*

Larry J. Helling	70,579	(5)	1.5%

Douglas M. Hultquist	113,351	(6)	2.4%

Mark C. Kilmer	61,547	(7)	1.3%

John K. Lawson	38,964	(8)	*

Charles M. Peters	24,403	(9)	*

Ronald G. Peterson	31,561	(10)	*

John A. Rife	20,017	(11)	*

Donna J. Sorensen	16,766	(12)	*

John D. Whitcher	16,359	(13)	*

Marie Z. Ziegler	15,399	(14)	*

5% Stockholder

The Banc Funds Company, LLP**	300,593	(15)	6.4%

All directors and executive officers as a group (16 persons)	745,695	(16)	15.4%

*	Less than 1%.

**	The Banc Funds Company, LLP, 20 North Wacker Drive, Suite 3300, Chicago, Illinois 60606.

(1)
Amounts reported include shares held directly, including certain shares subject to options, as well as shares held in retirement accounts, by certain members of the named individuals’ families or held by trusts of which the named individual is a trustee or substantial beneficiary. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and sole investment power over included shares. The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.

(2)
Includes 2,994 shares subject to options which are presently exercisable and over which Mr. Baird has no voting and sole investment power. Also includes 37,874 shares held jointly by Mr. Baird and his spouse and 10,179 shares held in a trust, over which he has shared voting and investment power. Excludes 706 option shares not presently exercisable.

(3)
Includes 10,174 shares subject to options which are presently exercisable and over which Mr. Brownson has no voting and sole investment power. Also includes 5,685 shares held jointly by Mr. Brownson and his spouse, 3,000 shares held by his spouse, 23,847 shares held in a trust, and 18,595 shares held in an IRA account, over which he has shared voting and investment power. Excludes 1,176 option shares not presently exercisable.

(4)
Includes 15,142 shares subject to options which are presently exercisable and over which Mr. Gipple has no voting and sole investment power. Also includes 3,611 shares held in an IRA account, 1,300 shares held by his children, 86 shares held in the 401(k) Plan, and 657 shares held in a trust, over which he has shared voting and investment power. Excludes 8,822 option shares not presently exercisable.

(5)
Includes 19,975 shares subject to options which are presently exercisable and over which shares Mr. Helling has no voting and sole investment power. Also includes 36,250 shares held in an IRA account, 4,110 shares held in a trust and 6,917 shares held in the 401(k) Plan, over which he has shared voting and investment power. Excludes 8,913 option shares not presently exercisable.

(6)
Includes 32,301 shares subject to options which are presently exercisable and over which Mr. Hultquist has no voting and sole investment power. Also includes 11,337 shares held by his spouse or for the benefit of his children, 4,050 shares held in an IRA account, 26,505 shares held in a trust and 16,319 shares in the 401(k) Plan, over which he has shared voting and investment power. Excludes 25,793 option shares not presently exercisable.

(7)
Includes 3,094 shares subject to options which are presently exercisable and over which Mr. Kilmer has no voting and sole investment power. Also includes 11,109 shares held by his spouse or children, 18,644 shares held in a trust and 3,375 shares held in an IRA account, over which he has shared voting and investment power. Excludes 806 option shares not presently exercisable.

(8)
Includes 2,844 shares subject to options which are presently exercisable and over which Mr. Lawson has no voting and sole investment power. Also includes 21,305 shares held in trust, over which shares he has shared voting and investment power. Excludes 706 option shares not presently exercisable.

(9)
Includes 1,704 shares subject to options which are presently exercisable and over which Mr. Peters has no voting and sole investment power. Also includes 10,500 shares held in an IRA account and 11,299 shares held in trust, over which he has shared voting and investment power. Excludes 446 option shares not presently exercisable.

(10)
Includes 3,294 shares subject to options which are presently exercisable and over which Mr. Peterson has no voting and sole investment power. Also includes 2,000 shares held in an IRA account and 21,092 shares held in a trust, over which he has shared voting and investment power. Excludes 706 option shares not presently exercisable.

(11)
Includes 2,004 shares subject to options which are presently exercisable and over which Mr. Rife has no voting and sole investment power. Also includes 8,936 shares held jointly by Mr. Rife and his spouse and 9,077 shares held in a trust, over which he has shared voting and investment power. Excludes 646 option shares not presently exercisable.

(12)
Includes 1,370 shares subject to options which are presently exercisable and over which Ms. Sorensen has no voting and sole investment power. Also includes 6,825 shares held jointly and 7,971 shares held in a trust, over which she has shared voting and investment power. Excludes 280 option shares not presently exercisable.

(13)
Includes 920 shares subject to options which are presently exercisable and over which Mr. Whitcher has no voting and sole investment power. Also includes 10,332 shares held in a trust, over which he has shared voting and investment power. Excludes 280 option shares not presently exercisable.

(14)	Includes 10,615 shares held by Ms. Ziegler and her spouse and 4,784 shares held in a trust, over which she has shared voting and investment power.

(15)
Includes shares held Banc Fund VI L.P., an Illinois Limited Partnership, Banc Fund VII L.P., an Illinois Limited Partnership, and Banc Fund VIII L.P., an Illinois Limited Partnership, as reported in a Schedule 13G/A filed on February 9, 2011.

(16)	Excludes 55,410 option shares not presently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2010, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2010.
TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
Our directors and officers and their associates were customers of and had transactions with QCR Holdings and our subsidiaries during 2010. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the subsidiary banks’ board of directors in accordance with the bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between us and a director to ensure that such transactions do not affect a director’s independence. During 2010, Donna Sorensen, a director of QCR Holdings, provided certain business consulting services to QCR Holdings through her company, Sorensen Consulting. We paid $40,150 in fees to Sorensen Consulting for such services in 2010.
AUDIT COMMITTEE REPORT
The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2010 with our management and McGladrey & Pullen, LLP, our independent registered public accounting firm. The committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the year ending December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee:
James J. Brownson	John K. Lawson
Mark C. Kilmer	Marie Z. Ziegler

OTHER INFORMATION
A copy of the Annual Report on Form 10-K for the year ended December 31, 2010, accompanies this proxy statement.
By order of the Board of Directors

James J. Brownson	Douglas M. Hultquist
Chairman of the Board	President
Moline, Illinois
March 28, 2011
ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

COMMON
QCR HOLDINGS, INC.
Annual Meeting of Stockholders
May 4, 2011
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
Please complete, date, sign and mail the
detached proxy card in the enclosed
postage-prepaid envelope.
You can vote in one of three ways:
1) By Internet, 2) By Telephone 3) By Mail
IF YOU ARE NOT VOTING BY INTERNET OR
TELEPHONE, COMPLETE BOTH SIDES OF
PROXY CARD, DETACH AND RETURN IN THE
ENCLOSED ENVELOPE TO:
IST Shareholder Services
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
If you plan to personally attend the Annual Meeting of Stockholders, please check the box below and list the names of attendees on the reverse side.
☐ I/We do plan to attend the 2011 meeting.

DETACH PROXY CARD HERE	(continued on reverse side)
VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, May 2, 2011 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed above.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, May 2, 2011 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

QCR HOLDINGS, INC.
NAMES OF PERSONS PLANNING
TO ATTEND THE 2011 MEETING

QCR HOLDINGS, INC. PROXY	COMMON

Proxy is Solicited By the Board of Directors For the Annual Meeting of Stockholders — May 4, 2011
The undersigned hereby appoints James J. Brownson and Douglas M. Hultquist, with full power of substitution, to act as attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of QCR Holdings, Inc., to be held at Quad Cities Waterfront Convention Center, 2021 State Street, Bettendorf, Iowa, on Wednesday, May 4, 2011, at 10:00 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.
The Board of Directors recommends a vote “FOR”:

1.	To elect the following directors:	FOR	VOTE WITHHELD

	01 John K. Lawson	☐	☐

	02 Ronald G. Peterson	☐	☐

	03 John D. Whitcher	☐	☐

	04 Marie Z. Ziegler	☐	☐
2.	To approve a non-binding, advisory proposal on the compensation of certain executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve an amendment to the 2005 Deferred Income Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To approve and ratify the selection of independent registered public accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.
The undersigned acknowledges receipt from QCR Holdings, prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

SIGNATURE	DATE	SIGNATURE	DATE
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
DETACH PROXY CARD HERE

ATTENTION STOCKHOLDERS
INTERNET VOTING
You can now submit your Proxy via the Internet and have your vote recorded.
•	Why use the Internet
—	Internet Voting is timelier.

—	It saves the Company ever-rising cost of business reply postage.

—	You can change your vote by re-voting at any time.

—	It is simple and easy to use.
•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:
http://www.ilstk.com — click on “Shareholder Services” and select “Internet Voting”